UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2019

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 Par Value	CRD A	New York Stock Exchange
Class B Common Stock, $1.00 Par Value	CRD B	New York Stock Exchange

Item 7.01	Regulation FD Disclosure.

On June 21, 2019, Crawford & Company (the “Company”) received notice that an arbitration panel had awarded $11.2 million to three former executives of Crawford & Company’s former Garden City Group business unit who claimed that they were entitled to additional payments associated with their departure from the Garden City Group on December 31, 2015. The $11.2 million included amounts for severance, interest, attorney’s fees, and arbitration fees. The Company has not previously made provision for these amounts which are expected to have an after-tax impact to 2019 net income of $8.3 million or $0.16 per share. The Company does not expect this award to have any impact on its ongoing business and profitability.

As a result of the award, the Company is updating its 2019 guidance regarding net income attributable to shareholders of the Company, which is now expected to be between $37.7 and $42.7 million, or $0.69 to $0.79 diluted earnings per CRD-A share, and $0.62 to $0.72 diluted earnings per CRD-B share. Excluding the impact of amounts payable pursuant to the arbitration, the Company’s guidance regarding non-GAAP income attributable to shareholders for 2019 remains unchanged between $46.0 and $51.0 million, or $0.85 to $0.95 diluted earnings per CRD-A share, and $0.78 to $0.88 diluted earnings per CRD-B share.

Non-GAAP Presentation

Non-GAAP income attributable to shareholders is not a term defined by GAAP and as a result our measure of non-GAAP income attributable to shareholders might not be comparable to similarly titled measures used by other companies. The Company believes that non-GAAP income attributable to shareholders is relevant and useful information. For 2019, non-GAAP income attributable to shareholders is defined as net income attributable to shareholders of the Company excluding amounts payable pursuant to the arbitration.

The following is a reconciliation of net income attributable to shareholders of the Company on a GAAP basis to non-GAAP income attributable to shareholders. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

2019 MIDPOINT NON-GAAP GUIDANCE EXCLUDING THE IMPACT OF THE GCG ARBITRATION SETTLEMENT

Unaudited ($ in thousands)	Non-GAAP Operating Earnings	Net Income Attributable to Crawford & Company	Diluted Earnings per CRD-A Share	Diluted Earnings per CRD-B Share
GAAP	$95.0	$40.2	$0.74	$0.67
Adjustments:

GCG Arbitration settlement	—	8.3	0.16	0.16
Non-GAAP	$95.0	$48.5	$0.90	$0.83

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of the Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or the Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding the Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read the Company’s other reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of the Company’s website at www.crawco.com.

The information contained in this current report on Form 8-K shall not be incorporated by reference into any filing of the Company with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Joseph O. Blanco
Name: Joseph O. Blanco
Title: Executive Vice President, General Counsel and Corporate Secretary

Date: June 24, 2019